Exhibit 99.1








                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K



ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 -
                  For the fiscal year ended December 31, 1999


                         Commission file number 1-13905
                                     -------



         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                           NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN
                                200 Old Mill Road
                          Mauldin, South Carolina 29662

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            COMPX INTERNATIONAL INC.
                       16825 Northchase Drive, Suite 1200
                            Houston, Texas 77060-2544

                           NATIONAL CABINET LOCK, INC.
                          CONTRIBUTORY RETIREMENT PLAN

                                                       INDEX



                                                                  Page


Signature Page                                                       2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                            3 - 9

Exhibit I - Consent of Independent Accountants

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                  NATIONAL CABINET LOCK, INC.
                                  CONTRIBUTORY RETIREMENT PLAN

                                  By:  ADMINISTRATIVE COMMITTEE OF THE
                                       NATIONAL CABINET LOCK, INC.
                                       CONTRIBUTORY RETIREMENT PLAN

                                  By:  /s/ Keith A. Johnson
                                       -------------------------------------
                                       Keith A. Johnson
                                       Committee Member


June 15, 2000

                    NATIONAL CABINET LOCK, INC. CONTRIBUTORY
                                 RETIREMENT PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                                December 31, 1999

                                      with

                        REPORT OF INDEPENDENT ACCOUNTANTS

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

            Index of Financial Statements and Supplemental Schedules



                                                                     Page

Report of Independent Accountants                                     2

Financial Statements
   Statements of Net Assets Available for Benefits -
   December 31, 1998 and 1999                                         3

   Statement of Changes in Net Assets Available for Benefits -
   Year ended December 31, 1999                                       4

   Notes to Financial Statements                                     5-8

Supplemental Schedules
   Schedule H - Schedule of Assets Held for Investment Purposes -
   December 31, 1999                                                  9

                        Report of Independent Accountants



To the Administrative Committee of
 National Cabinet Lock, Inc. Contributory Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan") at December 31, 1998 and 1999 and the changes in net assets available for benefits for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             PricewaterhouseCoopers LLP



May 26, 2000

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1999



                                                        1998            1999
                                                        ----            ----

Assets:
  Investments at fair value ..................      $10,053,598      $13,624,943

Contributions receivable:
  Employer ...................................          343,182          377,261

  Participant ................................             --              4,639
                                                    -----------      -----------

    Net assets available for benefits ........      $10,396,780      $14,006,843
                                                    ===========      ===========

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 1999




Additions:
  Investment income:
    Net appreciation in fair value
     of investments ..........................................       $ 2,352,929
    Interest and dividends ...................................         1,180,467
                                                                     -----------
                                                                       3,533,396
  Contributions:
    Employer .................................................           377,261
    Participants .............................................           524,356
                                                                     -----------
                                                                         901,617

      Total additions ........................................         4,435,013
                                                                     -----------

Deductions:
  Benefits to participants ...................................           823,702
  Administrative expenses ....................................             1,248
                                                                     -----------

      Total deductions .......................................           824,950
                                                                     -----------

Net increase in net assets available for benefits ............         3,610,063

Net assets available for benefits:
  Beginning of year ..........................................        10,396,780
                                                                     -----------

  End of year ................................................       $14,006,843
                                                                     ===========

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Plan and significant accounting policies:

         General. The following description of the National Cabinet Lock, Inc. Contributory Retirement Plan (the "Plan"), provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

        The Plan is a defined contribution plan which covers eligible salaried and hourly U.S. employees of CompX International, Inc. (the "Employer"). Employees are eligible to participate in the Plan as of the first entry date, as defined, concurrent with or next following the completion of one year of employment and attaining 20 years of age. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        The Employer is a 64%-owned subsidiary of Valhi, Inc. Valhi is a 93%-owned subsidiary of Contran Corporation. Substantially all of Contran's outstanding voting stock is held either by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is sole trustee, or by Mr. Simmons directly. Mr. Simmons, Chairman of the Board and Chief Executive Officer of each of Contran and Valhi, may be deemed to control each of such companies and the Employer.

        Contributions. The Plan permits participants to defer 1% to 15% of their pre-tax annual compensation as contributions, not to exceed a deferral of $10,000 in 1999 (subject to adjustment in future years), through payroll deductions. The Employer's contribution is based upon a profit-sharing formula and the Employer's profit, as defined, during the Plan year. The Employer's contribution is allocated to participants' accounts on a percentage or matching basis relative to the participants' contributions for the year. The Employer's contribution is reduced, as provided by the Plan, by nonvested amounts forfeited by participants who withdraw from the Plan. At December 31, 1998 and 1999, unallocated forfeited nonvested accounts were $6,407 and $12,601 respectively. For the years ended December 31, 1998 and 1999 there were no forfeitures allocated to participant accounts.

        Vesting and benefits. Salary deferrals (including earnings thereon) are immediately vested while Employer contributions (including earnings thereon) vest at the rate of 20% per year of service, as defined.

        Upon termination of employment, retirement, death or disability, a participant (or beneficiary, if applicable) may elect to receive either (i) a lump sum amount equal to the vested value of the participant's accounts or (ii) installments over a period of not more than 30 years. With the consent of the Plan administrators, participants can borrow amounts from their vested account balances, subject to certain limitations under the Plan.

        Participants' accounts. Participants can direct the Plan administrator to invest, in 1% increments, their account balance in publicly-traded registered investment companies or pooled funds administered by Putnam Investments or in CompX International Inc. common stock. Below are the investment fund options available to participants:

         Putnam Voyager Fund (trading symbol PVOYX) - Aggressively seeks capital appreciation. Invests primarily in common stocks.

         Putnam Vista Fund (PVISX) - Seeks capital appreciation. Invests primarily in common stocks.

         Putnam OTC and Emerging Growth Fund (POEGX) - Seeks capital appreciation. Invests primarily in common stocks of small- to medium-sized "emerging growth" companies traded in the over-the-counter ("OTC") market.

         Putnam Global Growth Fund (PEQUX) - Seeks capital appreciation. Invests primarily in U.S. and international common stocks.

         The George Putnam Fund of Boston (PGEOX) - Seeks to provide a balanced investment which will produce both capital growth and current income. Invests in a diversified group of stocks and bonds.

         Putnam High Yield  Advantage Fund (PHYIX) - Seeks high current  income.
         Invests   primarily   in   high-yielding,   lower-rated   fixed  income
         securities.

         Putnam Diversified Income Fund (PDINX)- Seeks high current income consistent with preservation of capital. Invests primarily in U.S. government, high-yield and international fixed securities.

         Putnam Stable Value Fund - This pooled fund seeks stable principal and relatively high current income. Invests primarily in high-quality fixed-income investments.

         Company Stock Fund - Invests in CompX International Inc. common stock.

         *Putnam Asset Allocation Fund (PAEAX) - Growth Portfolio - Seeks capital appreciation. Invests in both stocks and bonds.

         *Putnam Asset Allocation Fund (PAEBX) - Balanced Portfolio - Seeks total return. Invests in both stocks and bonds.

         *Putnam S&P 500 Index Fund - Seeks to mirror the performance and composition of Standard & Poor's 500 Composite Index.

         *Equity Income Fund (PEYAX) - seeks to provide current income by investing primarily in Diversified Portfolio of income producing equity securities.

         *Putnam International Growth Fund (PDUSX) - Seeks capital appreciation. Invests in growth and value stocks outside of the United States.

         *Putnam Asset Allocation Fund (PAECX) - Conservative Portfolio - Seeks total return with preservation of capital. Invests in both stocks and bonds.

               *First available to participants February 1, 1999.

        The  above  fund   descriptions   provide  only   general   information.
Participants should refer to the Prospectus of each fund for a more complete description.

        In addition to the Putnam Funds, a "Loan Fund" is maintained to account for loans to participants, as permitted by the Plan. These loans, with interest rates ranging from 7.0% to 10.0%, mature through 2009.

        Plan termination. The Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, in compliance with the provisions of ERISA. In the event the Plan is terminated, the accounts of all participants will become fully vested.

        Basis of accounting. The financial statements of the Plan are prepared in accordance with accounting principles generally accepted in the United States. Valuation of investments is more fully described in Note 2.

        Financial Statement Presentation. On September 15, 1999, the American Institute of Certified Public Accountants issued Statement of Position 99-3, Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters ("SOP 99-3") which, among other things, eliminated previous requirements for defined contribution plans to present plan investments by general type for investment programs. SOP 99-3 is effective for financial statements for Plan years ending after December 15, 1999. Accordingly, the Plan has adopted SOP 99-3 and the accompanying financial statements do not include details of the Plan's participant-directed investment programs.

        Management estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results may, in some instances, differ from previously estimated amounts.

        Risk and uncertainties. The Plan provides for various investment options in a variety of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Plan's statement of net assets available for benefits.

        Expenses of administering the Plan. The Plan provides that the Employer will generally reimburse the Plan for administrative expenses paid by the Plan. The Employer paid a significant portion of the 1999 administrative expenses.

        Tax status. The Plan has been notified by the Internal Revenue Service that it is a qualified plan under Section 401(a) and Section 401(k) of the Internal Revenue Code, and is therefore exempt from federal income taxes under provisions of Section 501(a) of the Code.

Note 2 - Investments:

         General. The assets of the Plan are held and the related investment transactions are executed by Putnam Fiduciary Trust Company as trustee (the "Trustee") of the National Cabinet Lock, Inc. Master 401(k) Plan Trust (the "Trust"). The Trust invests in publicly-traded registered investment companies or pooled funds administered by Putnam Investments and CompX International, Inc. common stock (see Note 1). The Plan's investments are stated at fair value based on quoted market prices and net appreciation (depreciation) for the year is reflected in the Plan's statement of changes in net assets available for plan benefits. The net appreciation (depreciation) consists of realized gains or losses and unrealized appreciation or depreciation on investments.

        The following presents investments that represent 5 percent or more of the Plan's net assets at year end:

                                                             December 31,
                                                       1998              1999
                                                       ----              ----

Putnam Investments Voyager Fund ..............       $3,379,426       $4,474,486

Putnam Investments Vista Fund ................       $2,830,550       $3,305,917

Putnam Investments Stable Value
 (pooled fund) ...............................       $  978,239       $2,466,267

Putnam Investments Diversified
 Income Fund .................................       $  903,961       $  777,536

Putnam Investments The George Putnam
  Fund of Boston .............................       $1,074,041       $  699,005

            NATIONAL CABINET LOCK, INC. CONTRIBUTORY RETIREMENT PLAN

          SCHEDULE H - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1999


                                                                         Fair
                                                           Cost          value

*Putnam Funds:
  Voyager Fund .....................................    $2,493,695    $4,474,486
  Vista Fund .......................................     2,022,335     3,305,917
  OTC and Emerging Growth Fund .....................       201,635       370,054
  Global Growth Fund ...............................       323,179       508,947
  George Putnam Fund ...............................       750,324       699,005
  High Yield Advantage Fund ........................       109,814       101,088
  Diversified Income Fund ..........................       854,876       777,536
  Stable Value Fund ................................     2,466,267     2,466,267
  Asset Allocation Fund - Growth Portfolio .........         8,367         8,981
  Asset Allocation Fund - Balanced Portfolio .......        85,447        88,778
  S&P 500 Index Fund ...............................        34,543        38,838
  Equity Income Fund ...............................       107,213        89,696
  International Growth Fund ........................        14,697        17,176
  Asset Allocation Fund - Conservative Portfolio ...        16,896        16,999
*CompX International Inc. common stock .............       140,712       145,540

*Loans to participants, mature through 2009 ........         -           515,635
                                                       -----------   -----------

                                                        $9,630,000   $13,624,943
                                                       ===========   ===========




* party in interest


                                                                       EXHIBIT I




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56163) of CompX International Inc. of our report dated May 26, 2000, relating to the financial statements of the National Cabinet Lock, Inc. Contributory Retirement Plan, which appears in this Form 11-K.







                                                     PricewaterhouseCoopers LLP






Dallas, Texas
June 15, 2000